September 20, 2005

Markland Technologies, Inc.
88 Royal Little Drive
Providence, RI 02904
Attn: Robert Tarini

Re:  Maturity Date Extension

Ladies and Gentlemen:

Reference is made to that certain Secured 8% Convertible Note in the original principal amount of $1,040,000, due September 21, 2005, issued by Markland Technologies, Inc. (the “Company”), to DKR Soundshore Strategic Holding Fund, Ltd. (the “Investor”), on September 21, 2004 (the “Note”).  Subject to the terms of this letter, the Investor hereby agrees to extend the scheduled Maturity Date (as such term is defined in the Note) of the Note for ninety (90) days.  Upon execution of this letter, the Note is no longer scheduled to be due on September 21, 2005 but is now scheduled to be due on December 20, 2005 (or such earlier date as the Note is required to be repaid as provided in the Note).

As of September 16, 2005, there is an outstanding principal balance of $526,750 on the Note, including $11,750 for liquidated damages pursuant to our side letter dated August 25, 2005.  As consideration for the extension of the Maturity Date of the Note as described herein, the Company will issue and deliver to the Investor a secured convertible promissory note identical in all respects to the Note, but for the fact that the maturity date of such note shall be January 20, 2006, with an original principal amount of $52,675 (the “New Note”).  The New Note shall have all the rights and preferences of the Note (and be considered a “Note”), as set forth in the Securities Purchase Agreement, dated September 21, 2004, between the Company and the investors signatory thereto.  The shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”) issuable upon conversion of the New Note (“Underlying Stock”) shall be Registrable Securities as defined in the Registration Rights Agreement, dated September 21, 2004, between the Company and the investors signatory thereto, and afforded all the rights and obligations of Registrable Securities, provided, however, that the Filing Date (as defined in the aforementioned Registration Rights Agreement) of the registration statement on Form SB-2 covering the resale of the Underlying Stock shall be no later than October 17, 2005.

The Company agrees to enter into any other documentation necessary to effectuate the extension of the Maturity Date of the Note as set forth herein.  Concurrently with the execution and delivery of this letter agreement, the parties shall execute and deliver to each other a pledge agreement in the form of Exhibit A hereto (the “Pledge Agreement”).

Except as specifically set forth herein, the Note shall remain in full force and effect, unaffected by this letter agreement, except that each Note shall incorporate the terms set forth in this letter agreement as if originally a part thereof.  “Note” shall refer to the Note, as amended by the terms of this letter agreement, and each Note shall refer to such Note as amended by the terms herein.

By 4:30 p.m. (New York time) on the date of this letter agreement, the Company shall issue a press release and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (and attach as exhibits thereto this letter agreement and the Pledge Agreement).  In addition, the Company will make such other filings and notices in the manner and time required by the Securities and Exchange Commission and the trading market on which the Common Stock is listed.

This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution of this letter agreement may be made by delivery by facsimile.

DKR SOUNDSHORE STRATEGIC HOLDING FUND, LTD.

By:   /s/ Brad Caswell

       Name: Brad Caswell

       Its:       Director

MARKLAND TECHNOLOGIES, INC.

By:  /s/Robert Tarini

       Robert Tarini, Chief Executive Officer

EXHIBIT A

PLEDGE AGREEMENT

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